UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2019

BARREL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-201740	47-1963189
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8275 S.Eastern Ave, Suite 200, Las Vegas, Nevada	89123
(Address of principal executive offices)	(Zip Code)

1-702-595-2247

Registrant’s telephone number, including area code

____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered

Item 1.01. Entry into a Material Definitive Agreement.

On May 14, 2019, Barrel Energy Inc. (the “Company”) entered into a Lease with Crocker Acana, LLC of 602 acres of land in Tehama County, California. The Company’s intent is to farm the land to grow hemp. This will require a permit from the Tehama County government, which permit has been applied for but not yet obtained. The Lease is for a term of ten calendar years. The rent is $1,000 per acre, totaling $602,000 per year, payable monthly. However, in the first lease year payment is due $200,000 on September 30th 2019. A second payment of $200,000 is due by January 30, 2020. The final payment of $202,000 is due on or before March 31, 2020.

The Land is located in an agricultural area approximately 5 miles west of the town of Cornell, California. The property is owned by Crocker Acana, LLC.

Item 8.01 Other Events

The Company’s entry into the hemp business is a material change in its business direction. Through a land lease agreement with Crocker Acana, LLC, Barrel Energy intends to cultivate Hemp for various uses and by-products. Given the substantial change in business strategy, the Company is setting forth below some basic information concerning hemp, its uses and its markets.

Barrel believes that this change of strategy will result in better access to capital and better serve shareholders. The lease agreement covers access, all relevant rights and usage of 4 parcels of land within Tehama County, California. The entire Leased Lands cover a total of 602.14 acres, located approximately 100 miles north of Sacramento, California. See Table x and Figure x & x.

Table 1. Leased Land Parcels in Tehama County, California.

Parcel Number	Acres	Section #
061-260-014	200	14
061-260-015	102.52	15
061-260-016	119.62	16
061-260-017	180	17
Total Acres	602.14

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Figue 1. Satellite View of the Leased Lands, which are comprised of the area within the red boundary, but outside (primarily north) of the yellow hashed line, hatched by white lines.

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Figure 2. Area of Leased Lands, 061-260 Parcels 14 through 17, Tehama County, California.

FILE COPY

T.24N., R.4W., M.D.B.&M.

61–26

22
39
28
18
30
29
33
18
19
20
21
23
149 Ac.
22
591.73 Ac.
(184.10)
B.M.
348
Jewett Creek
(85.20)
K-82
18
337.23 Ac.
14
200 Ac.
15
102.52 Ac.
16
119.62 Ac.
17
180 Ac.
8
19.62 Ac.
Hollow
CORNING
RD.
(87)
V-33
BUTTE MOUNTAIN RD.
20
228.11 Ac.
21
156.02 Ac.
11
337.48 Ac.
12
124 Ac.
Creek
Houghton
24
53.08Ac
25
53Ac
26
53.38Ac
6
34.33Ac
GLENN
RD.
SEE DETAIL
X-242
13-63
(88.20)
1" = 1200'
CORNING RD.
GLENN RD.
DETAIL
1" = 100'
9
P-90
16 15
21 22

R.S. Bk.P, Pg. 90
R.S. Bk. V, Pg. 33
R.S. Bk. X, Pg. 82
R.S. Bk. X, Pg. 242
P.M. Bk. 13, Pg. 63–P.M. No. 04-34

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Assessor's Map Bk. 61 –Pg. 26
County of Tehama, Calif.

NOTE–Assessor's Block Numbers Shown in Ellipses
Assessor's Parcel Numbers Shown in Circles

MAY 0 8 2006

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The majority of the land use in the direct and surrounding area is for agriculture, with the whole County being contained within the important agricultural region known as the Sacramento Valley. Barrel management considers the Leased Lands in Tehama County a promising area for Hemp cultivation.

Hemp is considered a resilient plant and has been cultivated and used for centuries. Hemp grows in various climates, and has a relatively fast growth cycle. The Hemp plant comes in a number of varieties and has a number of potentially profitable components and applications.

Hemps’ plant fibers make it possibly suitable for uses similar to cotton and synthetic materials with a multitude of uses.

Hemp Biofuel has been proposed as an alternative to oil and Hemp has been shown to be a possible replacement for petrochemical plastics with Hemp based lightweight biodegradable bioplastics. While this technology sounds cutting edge, back in 1941, with steel shortages, Henry Ford successfully built a car with a tough Hemp-plastic body that ran on Hemp based fuel.

The hemp plant also contains Cannabidiol (CBD) compounds.

Hemp – definition

Hemp, like Marijuana, is a strain of the Cannabis sativa plant species, however, Hemp is completely different from Marijuana in its function, cultivation and application. To the untrained eye, Hemp and Marijuana can appear similar, however, Hemp is naturally high in Cannabidiol (CBD) and low in Tetrahydrocannabinol (THC), the psychoactive element found within Marijuana.

Legal Considerations

The cultivation and production of Industrial Hemp is legal both at the State level in California and recently at the Federal level.

The California Industrial Hemp Farming Act (Senate Bill 566, Chapter 398, Statutes of 2013) was signed into law to authorize the commercial production of industrial hemp in California. The Act became effective on January 1, 2017, due to a provision in the Adult Use of Marijuana Act (Proposition 64, November 2016).

The U.S. Federal Agricultural Act of 2014 (“the Farm Bill”) defined “industrial hemp” and distinguished it legally from marijuana. A ‘0.3 percent THC or less’ qualification for Hemp was enshrined in Section 7606 of the Agricultural Act and renewed when Congress approved the 2018 Farm Bill. The Farm Bill was passed by the Senate on December 11, 2018, and by the House on December 12. On December 20, 2018, it received the President's signature and became law.

Essentially the Farm Bill fully supports the growth of Hemp providing the plant does not top 0.3 percent (%) THC. THC induces psychoactive effects (gets the user “high”). Thus, if a Hemp strain has greater than 0.3% it would be considered ‘marijuana’, a controlled substance, which is currently illegal to grow at the Federal level.

For the first time ever, the U.S. now ranks among the top hemp growing countries in the world.

The United States now produces the third most hemp in the world. This may be due to the growing CBD market, plus other uses for hemp, along with reformation of laws around cultivation, processing, and production of hemp.

Thanks to the 2018 Farm Bill which legalized the crop nationwide, there’s a good chance the U.S. will continue to climb this list. Right now, the vast majority of hemp in the U.S. is grown for CBD. Other forms of hemp, used in textiles, fabric, or hempcrete, are often imported. We can expect that in the coming years, the U.S. will not only grow more hemp, but more forms of the plant too.

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Hemp Seeds – Use as Food

The industrial hemp plant is a prolific seed-bearer; yielding 0.6 to 2.4 tonnes per hectare when cultivated commercially and depending on variety and growing conditions. The bushel weight of hemp is 44 lb. with about 27,000 seeds per pound.

While called a seed, Hemp seeds are also referred to as a nut. Technically though, it’s a type of dry indehiscent fruit called an Achene, the same as sunflowers seeds. An indehiscent fruit is one that doesn’t crack open when it ripens but relies on consumption or decomposition to release the seed.

Hempseeds contain anti-oxidants, protein, carotene, phytosterols and phospholipids as well as several minerals including calcium, magnesium, Sulphur, potassium, iron, zinc and phosphorus. They are a source of complete protein and contain all 20 known amino acids, including the nine essential amino acids.

Hemp seeds generally contain 30–35% oil by weight, with some varieties containing up to 50% oil. Hemp seed oil i is typically comprised of approximately 25-35% fatty acids, 20-25% protein, 20-30% carbohydrates, and 10-15% fiber. The oil contains vitamins A, B1, B2, B3, B6, C, D and E (a natural anti-oxidant), all in an easily digestible form. The essential fatty acid (EFA) content, contains Linoleic Acid (LA) and Linolenic Acid (LNA) and is a great source of omega-6 and omega-3 polyunsaturated fatty acids (PUFA).

Table x. Oil content and Fatty Acid comparison of Hemp seed oil to other seed oils. Adapted from U.Erasums, Fats the Heal, Fats that Kill (1993)

Seed Type	Oil Content	Fatty Acid Composition (% of total oil)
	(%)	Omega 3	Omega 6	GLA	Omega 9	Stearic	Palmitic
Hemp	35	20	58	1.8	12	2	6
Flax	35	58	14	-	19	4	5
Soybean	17.7	7	50	-	26	6	9
Wheat germ	10.9	5	50	-	25	18	-
Sunflower	47.3	-	65	-	23	12	-
Olive	20	-	8	-	76	16	-

Varieties of Hemp Foods

HEMP SEED OIL - Hemp seed oil is made by cold pressing of hemp seeds and is not suitable for frying because of its low smoke point (160 C/320 F). One of the main health benefit of hemp seed oil is that it offers a very balanced EFA (essential fatty acids) distributions in your body, unlike flaxseed oil.

HEMP OIL - Often confused with hemp seed oil, another variation of hemp oil is hemp extract oils with phytocannabinoids. One of the most clinically studied cannabinoids is CBD (cannabidiol). which is believed to have a number of health benefits.

HEMP SEEDS - Added to salads, hemp hearts are rich in fiber, full of complete proteins, and contains well-balanced fats. HEMP MILK - Hemp milk, is another popular product made from hemp seeds, often additionally flavored with vanilla or chocolates. Overall, it is an alternative to soy, nuts milk or traditional milk as it contains no dairy. HEMP TEA - Hemp tea, which consists of dry hemp leaves or toasted hemp seeds, contains trace amount of many useful cannabinoids (like CBD) that may substantially vary depending on the plant species. However, majority of cannabinoids are not water soluble. Therefore, in order to maximize the possible benefits of hemp tea, the dry hemp can be added with a few spoons of oil, butter, or some alcohol. This may help cannabinoids to dissolve faster and more effectively.

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Hemp Fabric and Materials

Hemp fabric is very soft on the skin and is known for growing softer with each wear A number of companies produce appealing hemp clothing.

Cotton: Cotton is grown in fields, like hemp, and is harvested by cotton harvesters, those big machines that can harvest cotton at a super-human rate. Then, like hemp, cotton is put through a “ginning” process, in which the fibers are separated from the seeds. The fibers are put through multiple processes that further refine them, like scutching, hackling and roving. Once the cotton is ready, it is spun into fabric.

Wool: This material is easier to process, as it takes less steps to reach its final product. One needs to harvest the wool, then process it via techniques called ‘carding’ and ‘combing’ that smooths and refines the wool, and then weave or knit it into the fabric. Although easier to process, cattle farming creates its own carbon foot print and a great deal of waste. Not only do you have to use energy and water to process wool, but you have to feed, clean and maintain the sheep. Sheep who produce methane-dense waste and require more resources to survive than a plant.

Right now, most hemp products in the U.S., including hemp fabric, are made from imported hemp. This increases both the carbon footprint, or environmental cost of making hemp products, and the final cost that the consumer, pays to buy them.

While hemp is harvested and processed similarly to other fabrics, its main advantage is through the hemp plant itself. Hemp may use less water than it takes to grow cotton and can often be rain-fed. Hemp can grow in many different soil conditions, and unlike cotton (which depletes the soil of nutrients) hemp’s deep-reaching roots may better preserve the topsoil and subsoil. Hemp grows densely as well, leaving less room for weeds and competing plants and may be less vulnerable to insects. Lastly, hemp grows relatively fast, only needing 120-days to be ready for harvest.

Hemp fabric only requires the stalk of the hemp plant leaving the leaves and seeds to make hemp oil, hemp fuel, and other products that each have their own benefits.

Various Hemp Building Materials - Benefits of Hemp in Building Construction

Hemp can replace synthetic, petroleum based and other high embodied energy materials to produce high performance products.

The parts of the hemp plant currently used for construction are woody inner core (for hempcrete), the outer fibrous skin (for hemp fiber batt insulation) and hemp seed oil (for hemp oil wood finish and deck stain).

Hemp shiv or hurd is mixed with lime-based binder to produce a rigid material that can be cast into walls, between or around structural supports. Hempcrete walls, when cured and finished, exhibit low toxicity and good vapor permeability while maintain a high degree of air tightness, thermal insulation, and stabilizing thermal mass. This combination of properties, unique to hempcrete, combines to create a sustainable, healthy and comfortable indoor environment.

Hemp Fiber “Batt” Insulation - Hemp fiber is bonded into sheets that be formed and cut into a variety of dimensions then installed as semi rigid “batts” between structural framing as a direct substitute to fiberglass and many other typical insulation materials. Hemp fiber insulation exhibits higher insulation performance (R-Value) but less other beneficial characteristics than Hemcrete in its typical application.

Hemp Oil Wood Finish and Deck Stain - Hemp oil is pressed from seeds and processed to produce a coating that is easy to use, beautiful and durable. Product test results show that hemp oil based deck stain can outperform high end commercial products in resistance to weathering while containing very low levels of toxic VOCs (volatile organic compounds), making it an excellent alternative to synthetic and petroleum based polymer coatings.

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Hemp vs Paper

The chemical composition of hemp hurds is similar to that of wood, making hemp a possible raw material for manufacturing paper. Hemp paper can be made from hemp plants’ long bast fiber or the short bast fiber (hurd or pulp). Hemp is suitable for paper as it has a higher cellulose and lower lignin content. Hemp paper may also be more eco-friendly and sustainable than tree paper, as hemp can be produced much quicker than trees.

Hemp was first used as paper in China where hemp fabric was smashed down into thin sheets to make the world’s first paper. The first identified paper dates back to the early Western Han Dynasty, which was around 200-150 BC. Since then, hemp paper was used all across the world. The Gutenberg Bible, Thomas Paine’s pamphlets, and the novels of Mark Twain were all printed on hemp. Even in Russia, hemp paper was used to print “bank notes, stamped paper, credit bills, postal stamps, bonds, stocks, and other watermarked paper” in the 1800s.

Although the final versions were written on parchment, the first and second drafts of the Declaration of Independence were written on Dutch hemp paper in the summer of 1776. Even prior to US independence, hemp was considered a crucial part of the revolution against Britain. Hemp was the key source of paper in the colonies and was used to print pamphlets that helped spread the revolution ideas. This helped establish the desire for independence in colonist’s minds.

Hemp paper was widely used across the world in the 1800s but declined in the early 1900s as hemp production and trading started to be prohibited. The turning point and biggest crisis for hemp came in the 1930s, when big synthetic textile companies and newspapers used lobbying powers to prohibit the cultivation of hemp in the United States. This was quite ironic, as the laws were enacted only a few months after Popular Mechanics had deemed hemp to be on the verge of becoming a “billion-dollar crop”. Hemp or hemp paper never fully recovered from this prohibition and current production is mainly for specialty paper only.

Hemp based CBD Market Demand

Cannabinoids are naturally occurring compounds found in Cannabis plant strains. THC and CBD are two of over 113 known cannabinoids that scientists have identified. While CBD does not contain any psychoactive properties, CBD may have certain health benefits.

Within the Hemp plant CBD is contained in ‘hemp buds’, which are the flowers of the hemp plant. These buds hold high concentrations of cannabinoids compared to the stalk, leaves, seeds and roots of the plant. CBD-rich strains of Hemp have been specially bred to contain a high-CBD content but low-THC content, allowing it to be sold legally across America.

CBD is the second most abundant compound in hemp, typically representing up to 40% of its extracts. Cannabinoids are fat-soluble and can come out of the plant during the production of hemp oil which involves extracting the fatty acids from the Hemp plant.

CBD has become increasingly popular within the health & wellness and beauty industry. CBD products already come in a number of forms such as flower, oils, edibles and tinctures and the U.S. has already approved a CBD-based drug, Epidiolex, to be used to treat epilepsy among children. The demand for CBD continues to grow and new products like CBD infused beverages and foods are rapidly emerging.

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Potential Profitability

Barrel is currently working through cultivation and production schedules for 2019 and 2020. Substantial funding will be necessary to commence production on the leased land. Barrel intends to obtain financing through the capital market and high net worth investors.

Currently, the U.S. imports a large portion of its hemp annually to be used for its fiber, seed and oil. Among the biggest foreign growers are Canada and China. It is the Company’s belief that California will play a major role in growing Hemp, processing it and manufacturing it into different products.

Barrel plans to establish itself as a producer of CBD products such as oils and concentrates. Barrel hopes to maximize the profit per acre we cultivate as well as process raw product we may source within the State of California.

Barrel is also considering entering the growing hemp-derived CBD supplements market.

Barrel also intends to rapidly reach out and establish solid business networks with current retailers to maintain secured demand for our CBD and Hemp by-products. We believe we will be well positioned to capitalize on recent consumer trends and legislation. We intend to stress a commitment to quality throughout the supply chain as well as develop product formulations that may maximize profit per acre and develop a Barrel Hemp brand.

Barrel understands that Research and Development, innovation and new product development are key to creating a market leading product portfolio. To this purpose management intends to rapidly reach out to our contacts in the field of medicine to research and develop new products and CBD applications and patents.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

Exhibit 10.1	Lease dated May 14, 2019 between the Company, as lessee, and Crocker Acana, LLC, as lessor.

Exhibit 99	Financial Projections as to planned hemp business of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARREL ENERGY, INC.

Date: May 20, 2019	By:	/s/ Harpreet Sangha
	Name:	Harpreet Sangha
	Title:	Chairman

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